NEWS RELEASE

CONTANGO ORE, INC.

Contango Reaffirms and Updates 2025 Manh Choh Guidance

FAIRBANKS, AK -- (November 29, 2024) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) announced guidance today for its 30% interest in the Peak Gold JV, including reaffirmation of anticipated 2025 gold production and updated anticipated all-in sustaining costs (“AISC”) for the mine and 2025 cash distributions from the Peak Gold JV. In addition, the Company provided an update on its credit facility (the “Facility”) and related hedge contracts.

The Company anticipates that its share of 2025 gold production from the Manh Choh mine will be approximately 60,000 ounces (“oz”) of gold. The estimated AISC for the life-of-mine (“LOM”) is projected to increase to approximately $1,400 per oz of gold equivalent (“AuEq”) sold compared to $1,116 per oz of AuEq sold, as estimated in the Manh Choh Technical Report Summary1 (the “TRS”), while the estimated AISC for 2025 on a standalone basis is expected to be approximately $1,625 per oz of AuEq sold. A main factor leading to the AISC increase relates to recent weight restrictions on the Chena Flood Plain Bridge, a bridge along the Manh Choh ore haul route, as well as higher than anticipated moisture content in the Manh Choh ore, which limits the overall amount of ore being transported annually by approximately 20% compared to what was originally projected in the TRS. In addition, the AISC is being impacted by higher processing costs. At current hauling rates, the Company expects the LOM to be four to five years. At assumed spot gold prices of $2,500 per oz, Contango projects that the 2025 cash distributions from the Peak Gold JV to Contango will be approximately $50 million (“M”).

The Company is working with its lenders to restructure a portion of the Facility principal repayments and related hedge contracts to better match the production schedule of the Manh Choh production campaigns.

Gold Production Guidance (Estimates)

1 See press release announcing TRS: https://www.contangoore.com/press-release/contango-ore-announces-completion-of-s-k-1300-technical-report-summary-for-its-manh-choh-project-in-alaska. To view a copy of the TRS, see: https://cdn.prod.website-files.com/5fc5d36fd44fd675102e4420/6470afdaf94d2ac9f93d93e0_SIMS%20Contango%20Manh%20Choh%20Project%20S-K%201300%20TRS%20FINAL%2020230524%20(1)-compressed.pdf. The information contained in, or otherwise accessible through, the links are not part of, and are not incorporated by reference into this release.

Contango's Share (30% basis)
2025 Gold Production	60,000	oz
2025 AISC	$1,625	oz AuEq
LOM AISC	$1,400	oz AuEq
2025 Cash Distribution from Peak Gold JV	$$50 M

Rick Van Nieuwenhuyse, the Company’s President and CEO commented, “Overall, we are very pleased with the ramp up of Manh Choh production, expecting to produce 38,500 ounces of gold on Contango’s account for 2024 and 60,000 ounces of gold for 2025. While we are disappointed with these new weight restrictions impacting Manh Choh trucking operations, which has an impact on AISC, the Manh Choh Project is expected to be very profitable over its current four to five year mine life, generating significant free cash flow to Contango. As a Company, our focus remains steadfast on continuing to pay down our credit facility, with our next objective of advancing the Lucky Shot and Johnson Tract projects forward, to further demonstrate the success of the direct ship ore (DSO) model. We will continue to provide updates as more information is made available.”

WEBINAR

If you have any questions regarding this news release, please join CEO, Rick Van Nieuwenhuyse, for a live webinar today at 3:00pm EST / 12:00pm PST: https://6ix.com/event/contango-ore-corporate-update-1.

Mr. Van Nieuwenhuyse will be available to take live questions following a brief discussion.

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project from the underlying owner, CIRI Native Corporation, (ii) a lease on the Lucky Shot project from the underlying owner, Alaska Hardrock Inc., (iii) 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims and (iv) a 100% interest in approximately 145,000 acres of State of Alaska mining claims that give Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com